Exhibit 10.5

Form of 2022 Performance Stock Unit Agreement (Non-Deferred)

for U.S. based Executive Officers other than Mr. McVey

PERFORMANCE STOCK UNIT AGREEMENT
PURSUANT TO THE
MARKETAXESS HOLDINGS INC. 2020 EQUITY
INCENTIVE PLAN

THIS PERFORMANCE STOCK UNIT AGREEMENT (this “Agreement”), is made as of [Award Date] (the “Grant Date”) by and between MarketAxess Holdings Inc. (the “Company”) and [Participant] (the “Participant”).

WHEREAS, the Board of Directors of the Company (the “Board”) adopted The MarketAxess Holdings Inc. 2020 Equity Incentive Plan (as may be amended and/or restated from time to time) (the “Plan”) which is administered by a Committee appointed by the Company’s Board of Directors (the “Committee”);

WHEREAS, pursuant to Section 3.2 of the Plan, the Committee has adopted guidelines (the “Guidelines”) for the grant of restricted stock units (“RSUs”) under the Plan; and

WHEREAS, the Company, through the Committee, wishes to grant to the Participant RSUs that are eligible to vest upon the achievement of the performance metric(s) set forth on Appendix A attached hereto and subject to the Participant’s continuing service with the Company or an Affiliate through the date set forth herein.

NOW, THEREFORE, the Company and the Participant agree as follows:

1.
Grant of Performance Stock Unit. Subject to the terms and conditions of the Plan, the Guidelines and this Agreement, on the Grant Date the Company awarded to the Participant [XXX] RSUs (such performance-vesting RSUs shall be referred to as “PSUs”). The PSUs are not eligible for deferral under Section 4 of the Guidelines.
2.
Vesting. (a) Unless otherwise set forth in an agreement between the Participant and the Company, the number of PSUs that vest, if any, shall be determined by the level of attainment of the performance metric during the performance period in accordance with Appendix A attached hereto, subject to the Participant continuously providing services to the Company or its Affiliates through January 31, 2025. The Committee shall certify the level of achievement of the performance metric no later than thirty (30) days following the Committee’s receipt of audited financial statements for the last year of the applicable performance period.

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(b)
Unless otherwise set forth in an individual employment or severance agreement between the Participant and the Company, the Plan or the Guidelines, or in connection with a “Qualified Retirement,” as defined below, if the Participant incurs a termination of service for any reason at any time prior to January 31, 2025, the Participant shall forfeit any unvested PSUs as of the date of termination of service.

If a Qualified Retirement occurs, PSUs granted hereunder shall remain eligible to vest in accordance with this Section 2, regardless of whether the Participant continues to provide services to the Company or its Affiliates; provided that if, prior to the date such PSUs vest, the Participant (i) undertakes any business activity or employment in the financial services or fintech industries or undertakes any activity that could create reputational risk or a conflict of interest with the Company (in each case, as determined by the Company in its sole discretion) without the prior written consent of the Company or (ii) breaches any of the terms and conditions of the Restrictive Covenants, all unvested PSUs will be forfeited immediately for no consideration.

A “Qualified Retirement” shall occur upon the first date on which all the following criteria have been satisfied: (i) the Participant is at least fifty-eight (58) years old, (ii) the Participant has at least ten (10) years of service with the Company, (iii) the Participant has given to the Company twelve (12) months’ advance notice of the Participant’s intent to cease providing services to the Company and comply with the Restrictive Covenants, and (iv) such twelve (12) month period has elapsed; provided, that the Participant has continuously provided service to the Company through such twelve (12) month period.

“Restrictive Covenants” shall mean any written post-termination of employment covenants between the Participant and the Company or any of its Affiliates prohibiting or restricting competition, the solicitation of clients or employees or the sharing of confidential information, including any such covenants set forth in a Proprietary Information and Non-Competition Agreement; provided, however; for purposes of this Agreement, the term of such Restrictive Covenants shall (to the extent permitted by law) be deemed to extend to the last vesting date set forth in the Original Vesting Schedule.

(c)
Upon a Change in Control, the Committee may determine the treatment of the PSUs in accordance with Section 12.1 of the Plan, provided that if the Committee determines that the performance metric(s) set forth on Appendix A would likely have been achieved below the threshold performance level, then the Committee may determine that the PSU will be canceled in its entirety immediately prior to the Change in Control.
3.
Forfeiture. Notwithstanding anything else set forth herein, this grant of RSU’s, and any of Participant’s rights and benefits with respect to this Agreement (including all unvested PSUs and vested but unpaid PSUs), shall be immediately forfeited upon the Company’s determination that Participant: (i) has violated any laws, regulations or material Company

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policies, (ii) breached any Restrictive Covenants that may apply to the Participant or (iii) engaged in any other conduct that is detrimental to the business or reputation of the Company.
4.
Securities Representations. The grant of the PSUs and any issuance of shares of Common Stock pursuant to this Agreement are being made by the Company in reliance upon the following express representations and warranties of the Participant.

The Participant acknowledges, represents and warrants that:

(a)
he or she has been advised that he or she may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on his or her representations set forth in this section;
(b)
if he or she is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Common Stock must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Common Stock and the Company is under no obligation to register the Common Stock (or to file a “re-offer prospectus”);
(c)
if he or she is deemed an affiliate within the meaning of Rule 144 of the Securities Act, he or she understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Common Stock may be made only in limited amounts in accordance with such terms and conditions.
5.
Not an Employment or Service Agreement. Neither the execution of this Agreement nor the grant of PSUs hereunder constitute an agreement by the Company to employ or retain or to continue to employ or retain the Participant during the entire, or any portion of, the term of this Agreement.
6.
Miscellaneous.
(a)
This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or any Affiliate by which the Participant is employed to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, the Participant may not assign this Agreement.
(b)
This award of PSUs shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger

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or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.
(c)
The Participant agrees that the award of the PSUs hereunder is special incentive compensation and that it, any dividends paid thereon (even if treated as compensation for tax purposes) will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company.
(d)
No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.
(e)
This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.
(f)
The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
(g)
The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.
(h)
All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to the Compensation Committee of the Board with a copy to General Counsel, MarketAxess Holdings Inc., 55 Hudson Yards, 15th Floor, New York, NY 10001.
(i)
This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Delaware without reference to rules relating to conflicts of law.
7.
Provisions of Plan and Guidelines Control. This Agreement is subject to all the terms, conditions and provisions of the Plan and the Guidelines, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan and the Guidelines as may be adopted by the Committee and as may be in effect

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from time to time. The Plan and the Guidelines are incorporated herein by reference. A copy of the Plan and the Guidelines have been delivered to the Participant. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan and the Guidelines, the Plan and the Guidelines shall control, and this Agreement shall be deemed to be modified accordingly. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan or the Guidelines. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Plan or the Guidelines) and supersedes any prior agreements between the Company and the Participant.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MARKETAXESS HOLDINGS INC.

__________________________________

Richard M. McVey

Chief Executive Officer

PARTICIPANT

__________________________________

[Participant]

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" WEIL:\97891116\2\61756.0006" "" WEIL:\97891116\2\61756.0006